UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

May 22, 2009

Jamba, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32552	20-2122262
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

6475 Christie Avenue, Suite 150, Emeryville, California 94608

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(510) 596-0100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On May 28, 2009, Jamba, Inc. (the “Company”) issued a press release announcing its financial results for the 16 week period ended April 21, 2009. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

Item 2.05	Costs Associated With Exit or Disposal Activities

On May 22, 2009, the Company’s board of directors approved a plan to refranchise up to 150 company-owned stores, primarily outside of California, over the next twelve to eighteen months.

At this time, the Company is unable to determine whether any charges will be incurred at all, or in good faith make a determination of an estimate or range of estimates required by paragraphs (b), (c) and (d) of Item 2.05 of Form 8-K with respect to any charges that may be incurred. As permitted by Item 2.05 of Form 8-K, the Company will file an amendment to this Report under Item 2.05 within four business days after the Company’s determination of such estimate or range of estimates with respect to any material changes that may be incurred.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated May 28, 2009 regarding financial results for the 16 week period ended April 21, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMBA, INC.

Date: May 28, 2009	By:	/s/ Karen L. Luey
		Name:	Karen L. Luey
		Title:	Senior Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated May 28, 2009 regarding financial results for the 16 week period ended April 21, 2009.